ARTICLES OF CONVERSION
converting
SINCLAIR BROADCAST GROUP, INC.,
a Maryland corporation
into
SINCLAIR BROADCAST GROUP, LLC,
a Maryland limited liability company
    Sinclair Broadcast Group, Inc., a Maryland corporation (the “Converting Corporation”), hereby certifies that:
FIRST:     These Articles of Conversion shall become effective at 12:01 a.m. Eastern Time on June 1, 2023 (the “Effective Time”).
SECOND: The name of the Converting Corporation is Sinclair Broadcast Group, Inc. The original Articles of Incorporation of the Converting Corporation were filed with the State Department of Assessments and Taxation of Maryland on November 19, 1986.
THIRD: The Converting Corporation is converting (the “Conversion”) into Sinclair Broadcast Group, LLC, a Maryland limited liability company (the “Converted Company”).
FOURTH: The Conversion has been approved in accordance with the provisions of Title 3, Subtitle 9 of the Maryland General Corporation Law.
FIFTH: At the Effective Time, by virtue of the Conversion and without any action on the part of the Converting Corporation or the Converted Company, the sole stockholder of the issued and outstanding shares of capital stock of the Converting Corporation immediately prior to the Effective Time shall automatically receive a one hundred percent (100%) membership interest in the Converted Company.
SIXTH: The undersigned acknowledges these Articles of Conversion to be the act of the Converting Corporation, and further, as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
[Signature Page Follows]

IN WITNESS WHEREOF, these Articles of Conversion have been duly executed on behalf of the Converting Corporation by its President and Chief Executive Officer and attested by its Executive Vice President and Chief Financial Officer as of the 26th day of May, 2023.

ATTEST:	SINCLAIR BROADCAST GROUP, INC.,
a Maryland corporation

By: /s/ Lucy Rutishauser	By: /s/ Christopher S. Ripley
Name: Lucy Rutishauser	Name: Christopher S. Ripley
Title: Executive Vice President and Chief Financial Officer	Title: President and Chief Executive Officer